Exhibit 5.1


                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]



                                  May 24, 2005



Board of Trustees
CharterMac
625 Madison Avenue
New York, New York 10022

               Re:    CharterMac

Ladies and Gentlemen:

               We have acted as special Delaware counsel for CharterMac, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) The Certificate of Trust of the Trust, dated as of August 12, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996, as amended by the Certificate of Amendment thereto, dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997, as amended by the Certificate of Amendment thereto, dated March 13, 2001, as filed in the office of the Secretary of State on March 30, 2001;

               (b) The Restated Certificate of Trust of the Trust, dated as of February 26, 2002, as filed in the office of the Secretary of State on February 26, 2002, as amended by the Certificate of Amendment thereto, dated as of November 17, 2003, as filed in the office of the Secretary of State on November 17, 2003;

               (c) The Trust Agreement of the Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("Related"), as depositor, and the trustee of the Trust named therein;


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Board of Trustees of CharterMac
May 24, 2005
Page 2


               (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;

               (e) The Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by Related, as amended by Amendment No. 1 thereto, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 2 thereto, dated as of December 11, 2000, including the Amended and Restated Certificate of Designation attached thereto as Appendix A (as so amended, the "Preferred Shares Issuance Trust Agreement"), as further amended by Amendment No. 3 thereto, dated as of June 13, 2002, including the Certificate of Designation attached thereto as Appendix B, and as further amended by the Amendment No. 4 thereto, dated as of November 17, 2003;

               (f) The Second Amended and Restated Trust Agreement of the Trust, dated as of November 17, 2003 (the "Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

               (g) The Bylaws of the Trust;

               (h) The Amended and Restated Bylaws of the Trust (the "Preferred Shares Issuance Bylaws"), as amended by the Amendment No. 1 and the Amendment No. 2 thereto;

               (i) The Second Amended and Restated Bylaws of the Trust;

               (j) The Third Amended and Restated Bylaws of the Trust (the "Bylaws");

               (k) The Minutes of Special Meeting of the Board of Trustees of the Company held on January 20, 2000 (the "Minutes");

               (l) A Secretary's Certificate, dated May 8, 2000, attaching a copy of resolutions passed at a May 8, 2000, meeting of the Board of Trustees of the Trust (the "May 8 Resolutions"), authorizing issuance of up to 1,946,000 Convertible Community Reinvestment Act Preferred Shares Convertible into Common Shares representing undivided beneficial interests in the assets of the Trust ("Preferred Shares");

               (m) A Secretary's Certificate, dated December 13, 2000, attaching a copy of resolutions passed at a December 11, 2000, meeting of the Board of Trustees of the Trust (the "December 11 Resolutions," and together with the Minutes and the May 8 Resolutions, the "Resolutions"), authorizing the issuance of up to 3,500,000 Preferred Shares;


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Board of Trustees of CharterMac
May 24, 2005
Page 3


               (n) The Registration Rights Agreement, dated as of November 17, 2003 (the "Registration Rights Agreement"), among the Trust, APH Associates L.P. ("APH"), DLK Associates L.P. ("DLK"), Marc Associates, L.P. ("Marc Associates"), Related General II, L.P. ("Related General"), Stephen M. Ross ("Ross"), SJB Associates L.P. ("SJB"), J. Michael Fried ("Fried") and the Fried Family 2001 Trust (the "Fried Trust");

               (o) The Exchange Rights Agreement, dated as of November 17, 2003 (the "Exchange Rights Agreement"), among CharterMac Capital Company, LLC, a Delaware limited liability company ("CharterMac Capital"), CharterMac Corporation, a Delaware corporation, APH, DLK, Marc Associates, Related General, Fried, the Fried Trust, SJB, and executed by the Trust for the purpose of confirming its obligations pursuant to Sections 2.1B, 2.1C, 3.1A, 3.1B and 3.1.D of the Exchange Rights Agreement;

               (p) Post-Effective Amendment No. 1 on Form S-11 to Form S-3 Registration Statement pursuant to the Securities Act of 1933, as amended, to be filed on or about May 17, 2005 (the "S-11 Registration Statement"), relating to the registration by the Trust of (i) 15,172,217 common shares of beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust issuable upon exchange of special common units of CharterMac Capital ("Special Common Units") owned by certain of the Selling Securityholders owning Special Common Units named in the S-11 Registrations Statement (collectively, the "Special Common Unit Selling Securityholders"), such common shares being previously registered pursuant to the Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended, filed on January 14, 2004, and the Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended, filed on July 26, 2004 (the "Common Shares issuable upon exchange of the Special Common Units"), and (ii) 933,567 common shares of beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust issuable upon conversion of the Preferred Shares owned by certain of the Selling Securityholders named in the S-11 Registration Statement (the "Preferred Share Selling Securityholders"), such common shares previously registered pursuant to the Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended, filed on February 21, 2001 (the "Common Shares issuable upon conversion of the Preferred Shares," and together with the Common Shares issuable upon exchange of the Special Common Units, the "Common Shares"); and

               (q) A Certificate of Good Standing for the Trust, dated May 16, 2005, obtained from the Secretary of State.

               Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.


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Board of Trustees of CharterMac
May 24, 2005
Page 4


               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (q) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (q) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (ii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that the Common Shares issuable upon exchange of the Special Common Units are issued to the Special Common Unit Selling Securityholders in accordance with the Trust Agreement, the Bylaws, the Registration Rights Agreement, the Exchange Rights Agreement and the S-11 Registration Statement, (vi) that, after the issuance of the Common Shares, the Trust will not have issued more than 100,000,000 Shares,
(vii) that the Preferred Shares were issued and sold to the Preferred Share Selling Securityholders in accordance with the Preferred Shares Issuance Trust Agreement, the Resolutions and the Preferred Shares Issuance Bylaws, (viii) that each of the Preferred Share Selling Securityholders received a certificate in its name for the Preferred Shares acquired by it and paid for such Preferred Shares, in accordance with the Preferred Shares Issuance Trust Agreement, the Resolutions and the Preferred Shares Issuance Bylaws, (ix) that there has been no adjustment to the conversion ratio for the Preferred Shares or the exchange ratio for the Special Common Units, (x) that the Common Shares issuable upon conversion of the Preferred Shares are issued to the Preferred Share Selling Securityholders in accordance with the Trust Agreement, the Bylaws, and the S-11 Registration Statement, and (xi) that (A) the Board of Trustees of the Trust has duly adopted resolutions authorizing the issuance of the Common Shares and the Preferred Shares, and (B) any amendment to the Preferred Shares Issuance Trust



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Board of Trustees of CharterMac
May 24, 2005
Page 5


Agreement or the Trust Agreement with respect to the Common Shares or the Preferred Shares has been or shall have been duly adopted. We have not participated in the preparation of the S-11 Registration Statement and assume no responsibility for its contents.

               This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Statutory Trust Act").

               2. The Common Shares issuable upon exchange of the Special Common Units have been duly authorized and, when issued to the Special Common Unit Selling Securityholders upon exchange of the Special Common Units as contemplated by the S-11 Registration Statement and the Exchange Rights Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

               3. The Common Shares issuable upon conversion of the Preferred Shares have been duly authorized and, when issued to the Preferred Share Selling Securityholders upon the conversion of the Preferred Shares as contemplated by the S-11 Registration Statement and the Trust Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

               4. The holders of the Common Shares, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Common Shares may be obligated, pursuant to the Trust Agreement and the Bylaws, (a) to return to the Trust for the benefit of Trust creditors, amounts previously distributed to them, if and to the extent required by Delaware law, and (b) to give bond, with sufficient surety, to the Trust and the trustees of the Trust to indemnify them against any loss or claim in connection with the issuance of replacement Trust Certificates.


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Board of Trustees of CharterMac
May 24, 2005
Page 6


               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the S-11 Registration Statement. We also consent to Paul, Hastings, Janofsky & Walker LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Common Shares. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the S-11 Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


BJK/MVP